EXHIBIT 10.8

                                                              As Amended Through
                                                                January 21, 2005


                                TIME WARNER INC.
              1999 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN


     1. PURPOSE. The purpose of the Plan is to attract, retain and motivate key employees and prospective employees (including officers) of the Company and its Subsidiaries and to further the identity of interests of such key employees and the Company's stockholders through additional opportunities for increased stock ownership by such key employees.

     2. CERTAIN DEFINITIONS. The following terms (whether used in the singular or plural) shall have the meanings indicated when used in the Plan.

          2.1 "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

          2.2 "Board" means the Board of Directors of the Company.

          2.3 "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          2.5 "Committee" means the Committee of the Board appointed pursuant to
     Section 3.3 hereof.

          2.6 "Common Stock" means the Common Stock, par value $.01 per share, of the Company.


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          2.7 "Company" means Time Warner Inc., a Delaware  corporation that was named AOL Time Warner Inc. prior to October 16, 2003.

          2.8 "Control Purchase" means any transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any of its Subsidiaries) (i) shall purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire securities of the Company).

          2.9 "Holder" means an individual to whom Restricted Shares or Restricted Stock Units have been awarded pursuant to Section 3 hereof.

          2.10 "Plan" means this 1999 Restricted Stock and Restricted Stock Unit Plan of the Company.

          2.11 "Restricted Shares" means shares of Common Stock awarded to a Holder pursuant to Section 3 hereof.

          2.12 "Restricted Stock Units" means a contingent obligation of the Company to deliver shares of Common Stock to the Holder, as awarded pursuant to Section 3 hereof.

          2.13 "Restricted Stock Units Agreement" means the agreement as described in Section 13 hereof.

          2.14 "Restricted Shares Agreement" means the agreement as described in
     Section 13 hereof.

          2.15 "Restriction Period" means a period of time beginning on the date of each award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to each such award.

          2.16 "Retained Distributions" means distributions which are retained by the Company pursuant to Section 6.3 hereof.

          2.17 "Subsidiary" of a person means any present or future subsidiary of such person as such term is defined in section 424 of the Code and any present or future trade or business, whether or not incorporated, controlled by or under common control with


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     such person.  An entity  shall be deemed a Subsidiary  of a person only for such periods as the requisite ownership or control relationship is maintained.

          2.18  "Vesting  Date"  with  respect  to  any  Restricted   Shares  or
     Restricted Stock Units awarded hereunder means the date when such Restricted Shares or Restricted Stock Units shall become unconditionally vested as designated by the Board at the time such Restricted Shares or Restricted Stock Units are awarded pursuant to Section 3 hereof.

     3.  ADMINISTRATION  AND AWARD OF  RESTRICTED  SHARES AND  RESTRICTED  STOCK
UNITS.

          3.1 Powers. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have plenary authority, in its discretion, to award Restricted Shares or Restricted Stock Units under the Plan and to determine the terms and conditions (which need not be identical) upon which Restricted Shares or Restricted Stock Units shall be awarded, including, without limitation, (a) the individuals to whom, and the time or times at which, Restricted Shares or Restricted Stock Units shall be awarded hereunder, (b) the number of Restricted Shares or Restricted Stock Units covered by each award, (c) the Vesting Date(s) applicable to each award and the conditions, if any, subject to which Restricted Shares or Restricted Stock Units shall become vested on the Vesting Date and (d) the form, terms and provisions of the Restricted Shares Agreement and Restricted Stock Units Agreement evidencing each award of Restricted Shares or Restricted Stock Units, respectively, hereunder.

          3.2 Interpretation. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Board on the matters referred to in this Section 3 shall be conclusive.

          3.3 Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee and delegate to such Committee the authority of the Board to administer the Plan, including to the extent provided by the Board, the power to further delegate such authority. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board in the administration of the Plan to the extent provided in such delegation, except the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. Any such Committee shall have as chairman one of its members as determined by the Board or by the Committee members and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced


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     to  writing  and  signed by a  majority  of the  members  shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     4. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 11 hereof, the maximum aggregate number of Restricted Shares and Restricted Stock Units which may be awarded under the Plan in any calendar year, commencing with calendar year 1999, shall be an amount determined by the Board not in excess of ..08% of the shares of Common Stock outstanding on December 31st of the preceding calendar year; provided, however, that any Restricted Shares or Restricted Stock Units awarded under the Plan in any calendar year which are forfeited by the terms of the Plan or any Restricted Shares Agreement or Restricted Stock Units Agreement in the same calendar year shall be deemed not to have been awarded for the purpose of this Section 4 and shall again become available for awards during such calendar year. Any Restricted Shares or Restricted Stock Units available for grant in any calendar year which are not granted in that calendar year shall not be available for grant in any subsequent calendar year and any Restricted Shares or Restricted Stock Units awarded in any calendar year which are forfeited by the terms of the Plan or any Restricted Shares Agreement or Restricted Stock Units Agreement in any subsequent calendar year shall not again be available for awards. No fractional shares of Common Stock shall be awarded or issued under the Plan.

     Shares utilized in respect of Restricted Shares or Restricted Stock Units may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company, or both.

     5. ELIGIBILITY AND CRITERIA FOR AWARDS. Awards may be made only to employees, including officers and directors who are also employees, of the Company or any of its Subsidiaries and prospective employees of the Company or any of its Subsidiaries. The vesting of Restricted Shares or Restricted Stock Units granted to a prospective employee shall be conditioned upon such person becoming an employee of the Company or any of its Subsidiaries. For purposes of the Plan, the term "prospective employee" shall mean any person who holds an outstanding offer of employment on specific terms from the Company or any of its Subsidiaries. Awards may be made to employees who hold or have held awards under this Plan or any similar or other awards under any other plan of the Company or its Subsidiaries.

     6.   RESTRICTIONS  APPLICABLE TO  RESTRICTED  SHARES AND
          RESTRICTED  STOCK UNITS; CERTIFICATES REPRESENTING
          RESTRICTED SHARES.

          6.1 Vesting Date. The Board shall designate a Vesting Date with respect to each award of Restricted Shares or Restricted Stock Units and may prescribe restrictions, terms and conditions applicable to the vesting of such Restricted Shares or Restricted Stock Units in addition to those provided in the Plan; provided, however, that the Vesting Date with respect to not less than 95% of the Restricted Shares and Restricted Stock Units awarded under the Plan shall be not less than three years after the date of such


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     award,  subject to earlier  vesting in whole or in part upon the occurrence of an Approved Transaction, Board Change or Control Purchase or the death, disability, retirement or other termination of the Holder's employment.

          6.2 Restrictions. Restricted Shares, when issued, will be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Restricted Shares Agreement. Any such certificates shall be deposited by such Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Shares Agreement.

          6.3 Rights of Holder of Restricted Shares. Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends, and such other distributions as the Board may in its sole discretion designate, paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) other than regular cash dividends and such other distributions as the Board may in its sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

     7. COMPLETION OF RESTRICTION PERIOD. On the Vesting Date with respect to each award of Restricted Shares or Restricted Stock Units, and the satisfaction of any


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other applicable  restrictions,  terms and conditions (a) shares of Common Stock covered by that award shall become vested and in the case of Restricted Stock Units such shares shall be thereafter issued and delivered to the Holder, and
(b) any Retained Distributions with respect to such Restricted Shares or Restricted Stock Units shall become vested to the extent that such Restricted Shares or Restricted Stock Units related thereto shall have become vested, in accordance with the terms of the applicable Restricted Shares Agreement or Restricted Stock Units Agreement. Any such Restricted Shares, Restricted Stock Units and Retained Distributions that shall not have become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Restricted Stock Units and Retained Distributions that shall have been so forfeited.

     8. ACCELERATION OF VESTING DATE. Unless the applicable Restricted Shares Agreement or Restricted Stock Units Agreement provides otherwise, all outstanding awards of Restricted Shares or Restricted Stock Units shall unconditionally vest in full upon the occurrence of any Approved Transaction, Board Change or Control Purchase, and the date of the occurrence of any such Approved Transaction, Board Change or Control Purchase shall be deemed to be the Vesting Date for such Restricted Shares or Restricted Stock Units.

     9. TERMINATION OF EMPLOYMENT PRIOR TO VESTING DATE.

          9.1 General. If a Holder's employment shall terminate prior to the Vesting Date applicable to any award of Restricted Shares or Restricted Stock Units, then such Restricted Shares or Restricted Stock Units shall be forfeited or shall vest, in whole or in part, as provided in the applicable Restricted Shares Agreement or Restricted Stock Units Agreement; provided, however, that any termination of a Holder's employment for cause will be treated in accordance with the provisions of Section 9.2.

          9.2 Termination for Cause. If a Holder's employment with the Company or any of its Subsidiaries shall be terminated for cause by the Company or such Subsidiary prior to the Vesting Date applicable to any award of Restricted Shares or Restricted Stock Units, then the Holder shall forfeit all of such Restricted Shares and Restricted Stock Units and Retained Distributions with respect to such Restricted Shares and Restricted Stock Units. For the purpose of this Section 9.2, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party. In the absence of an employment agreement, cause shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform the Holder's duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction, Control Purchase or Board Change, termination for cause in the absence of an employment agreement shall mean only a felony conviction for fraud, misappropriation or embezzlement.


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          9.3 Special Rule. Notwithstanding any other provision of the Plan, the
     Board  may  provide  in  the  applicable  Restricted  Shares  Agreement  or
     Restricted Stock Units Agreement that the award of Restricted Shares or Restricted Stock Units shall vest in a manner that differs from the
     provisions  otherwise  herein  set  forth;  provided,   however,  that  the
     provisions of any such Restricted Shares Agreement or Restricted Stock Units that differ from the provisions otherwise set forth herein shall be effective only if reflected in the terms of an employment agreement approved or ratified by the Board.

          9.4 Miscellaneous. The Board may determine whether any given leave of absence constitutes a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or one of its Subsidiaries.

     10. RIGHT OF COMPANY TO TERMINATE EMPLOYMENT. Nothing contained in the Plan or in any award of Restricted Shares or Restricted Stock Units pursuant to the Plan shall confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause, notwithstanding the possibility that one or more awards of Restricted Shares or Restricted Stock Units may thereby be forfeited entirely.

     11. CHANGES IN STOCK. In the event of any stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Common Stock prior to the Vesting Date with respect to any award of Restricted Shares or Restricted Stock Units, the Board shall make such adjustments in the character and number of shares subject to such award, as shall be equitable and appropriate in order to make such award, immediately after any such change, as nearly as may be practicable, equivalent to such award, immediately prior to any such change. If any merger, consolidation or similar transaction affects the Common Stock subject to any unvested award of Restricted Shares or Restricted Stock Units, the Board or any surviving or acquiring corporation shall take such action as is equitable and appropriate to substitute a new award for such award or to assume such award in order to make such new or assumed award, as nearly as may be practicable, equivalent to the old award. If any such change or transaction shall occur, the number and kind of shares for which awards may thereafter be granted under the Plan shall be adjusted to give effect thereto.

     12. NONALIENATION OF BENEFITS. Except as specifically provided in Section 21, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

     13. AGREEMENTS. Each award of Restricted Shares or Restricted Stock Units hereunder shall be evidenced by an agreement in such form and containing such terms and


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provisions  not  inconsistent  with the provisions of the Plan as the Board from time to time shall approve. Such agreement shall be entered into between the Company and the Holder at the time of any award of Restricted Shares or Restricted Stock Units hereunder. Such agreement may contain (but shall not be required to contain) such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or any of its Subsidiaries.

     14. TERMINATION AND AMENDMENT OF PLAN. The Plan shall have a term of 10 years from the date stockholder approval regarding the Plan was obtained and, therefore, the Plan shall terminate on May 19, 2009, and no further Restricted Shares or Restricted Stock Units may be granted pursuant to the Plan after that date. The Board may terminate the Plan prior to such termination date or amend the Plan at any time in such respects as it shall deem advisable; provided, however, that any such amendment shall comply with all applicable laws and regulations and stock exchange listing requirements. No termination or amendment of the Plan may, without the consent of the Holder to whom any award of Restricted Shares or Restricted Stock Units shall theretofore have been granted, adversely affect the rights of such Holder with respect to such award. With the consent of the Holder and subject to the terms and conditions of the Plan, the Board may amend outstanding Restricted Shares Agreements or Restricted Stock Units Agreements with any Holder, including, without limitation, any amendment which would accelerate the Vesting Date with respect to any award. Without limiting the generality of the foregoing, the Board may, but solely with the Holder's consent, agree to cancel any award of Restricted Shares or Restricted Stock Units under the Plan and issue a new award in substitution therefor, provided that the award so substituted shall satisfy all of the requirements of the Plan as of the date such new award is made.

     15. GOVERNMENT AND OTHER REGULATIONS. Notwithstanding any other provisions of the Plan, the obligations of the Company with respect to awards of Restricted Shares and Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any award under the Plan until such time as
(a) any legal requirements or regulations shall have been met relating to the issuance of such shares of Common Stock or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933 or any applicable state securities laws; and (b) satisfactory assurances shall have been received that such shares of Common Stock when issued will be duly listed on any securities exchange on which the Common Stock may be listed.

     16. NONEXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the awarding of stock and cash awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.


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                                                                               9

     17. WITHHOLDING TAXES. The Company's obligation to deliver stock to the Holder upon the vesting of Restricted Shares or Restricted Stock Units shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding taxes paid by a Holder upon the vesting of Restricted Shares or Restricted Stock Units may be paid in shares of Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

     18. EXCLUSION FROM PENSION AND OTHER BENEFIT PLANS. By acceptance of an award under the Plan, each Holder shall be deemed to have agreed that the award of Restricted Shares or Restricted Stock Units is special incentive compensation and that it will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company.

     19. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

     20. EFFECTIVE DATE OF THE PLAN. The Plan became effective on May 20, 1999, the date of its approval by the stockholders of the Company entitled to vote thereon. Prior to such approval, the Board may, in its discretion, award or authorize the awarding of Restricted Shares under the Plan which shall be expressly subject to the condition that the Plan shall have been so approved. Unless the Plan shall be so approved, the Plan and all Restricted Shares theretofore awarded hereunder shall be and become null and void.

     21. BENEFICIARIES. The Holder's beneficiary in the event of his or her death shall be his or her estate.